UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 21, 2026
Date of Report (date of earliest event reported)
DROPBOX, INC.
(Exact name of Registrant as specified in its charter)

Nevada	001-38434	26-0138832
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1800 Owens St.
San Francisco, California 94158
(Address of principal executive offices)
(415) 930-7766
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, par value $0.00001 per share	DBX	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 21, 2026, the Board of Directors (the “Board”) of Dropbox, Inc. (“we”, “our”, the “Company”, or “Dropbox”) appointed Ashraf Alkarmi, our General Manager, Core, as Co-Chief Executive Officer and as a member of the Board, effective May 26, 2026. Mr. Alkarmi will serve as Co-Chief Executive Officer with Andrew Houston, our Chief Executive Officer, co-founder, and Chairman of the Board. Mr. Houston will remain as Co-Chief Executive Officer for a period of time following Mr. Alkarmi’s appointment to ensure a smooth transition, following which Mr. Houston is expected to move into the role of Executive Chairman, with Mr. Alkarmi remaining as our sole Chief Executive Officer and continuing as a member of our Board.

“I’m grateful for the opportunity to lead Dropbox,” said Ashraf Alkarmi. “Since joining, I’ve been energized by the trust customers place in us as a home for their most important work, and by how much further we can take that. AI is changing what’s possible, and our customers are going to see a very different Dropbox – faster, smarter, and built around the way they actually work. I couldn’t be more excited about what’s ahead.”

“Ashraf has transformed our core business,” said Andrew Houston. “He’s made courageous calls, placed smart bets, and the business continues to get stronger every quarter. He’s the leader I trust most to guide Dropbox through our next chapter, and I look forward to working alongside him as co-CEO.”

“Ashraf brings strong judgment, deep product and operating experience, and a clear focus on customers,” said Karen Peacock, lead independent director on Dropbox’s Board. “The Board has full confidence in his leadership, and we are pleased that Drew will continue to play an important role as co-CEO during the transition and as Executive Chairman after that.”

Mr. Alkarmi, 47, joined Dropbox in November 2024 as General Manager, Core. Prior to Dropbox, Mr. Alkarmi served as Chief Product Officer at Vimeo from 2022 to 2024, and prior to that held senior product leadership roles with Amazon from 2018 to 2022, and Meta, as well as founder and CEO roles with PresAsk, an audience engagement platform. Mr. Alkarmi holds a Master of Arts in Management and Operations from Harvard University, a Master of Sciences in Electrical Engineering from Southern Illinois University, Carbondale, and a Bachelor of Science in Electrical Engineering from the University of Jordan.

In connection with his appointment, Mr. Alkarmi has entered into a letter agreement with the Company (the “Amended Employment Letter”) dated May 21, 2026, establishing his compensation as co-Chief Executive Officer. Effective June 1, 2026, Mr. Alkarmi will receive an annual base salary of $825,000 per year and will continue to be eligible to participate in the Company’s cash bonus plan, at an annual performance-based target of 100% of his base salary. Mr. Alkarmi will also be granted restricted stock units covering shares of the Company’s Class A common stock with a value of $12,656,250 (the “RSUs”). The RSUs will vest over four years, with vesting dates on February 15, May 15, August 15, and November 15 (such dates “quarterly vesting dates” and each a “quarterly vesting date”), with approximately 13.8% of the RSUs vesting on each remaining quarterly vesting date in 2026, approximately 4.9% of the RSUs vesting on each quarterly vesting date in 2027, approximately 2.2% of the RSUs vesting on each quarterly vesting date in 2028, approximately 6.4% of the RSUs vesting on each quarterly vesting date in 2029, and approximately 9.3% of the RSUs vesting on the first two quarterly vesting dates in 2030, in each case subject to Mr. Alkarmi’s remaining as a service provider to the Company as of the applicable quarterly vesting date. The foregoing description is qualified in its entirety by reference to the Amended Employment Letter, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026.

Mr. Alkarmi has also executed a change in control and severance agreement, in substantially the form attached as exhibit 10.10 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (File No. 001-38434), filed with the Securities and Exchange Commission (the “SEC”) on February 16, 2024, except that: (i) upon a qualified termination not in connection with a change in control, Mr. Alkarmi will be eligible to receive salary severance equal to 100% of his base salary (instead of 50% as provided in the filed form of change in control and severance agreement) and health benefits for 12 months (instead of 6 months as provided in the filed form of change in control and severance agreement), (ii) the definition of “Good Reason” is defined to additionally include a trigger for a material reduction in duties, authorities, or responsibilities not in connection with a change in control, and (iii) any terminations for “Cause” will generally require compliance with certain procedural steps outlined in the agreement. The foregoing description is qualified in its entirety by reference to Mr. Alkarmi’s change in control and severance agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026. Mr. Alkarmi has also previously executed the Company’s standard form of indemnification agreement.

In addition, the Company announced that, on May 21, 2026, Michael Torres, 49, was appointed as our Chief Product Officer by the Board, effective July 7, 2026. Mr. Torres has over a decade of experience in executive product leadership roles, including as

Vice President of Product, Chrome with Alphabet Inc. and Vice President & GM, Kindle with Amazon. Mr. Torres holds a Bachelor of Arts in Psychology with a concentration in Computer Science from Cornell University.

There are no arrangements or understandings between Mr. Alkarmi and any other persons, pursuant to which he was appointed as Co-Chief Executive Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Alkarmi. Mr. Alkarmi is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 26, 2026, the Company issued a blog post in connection with the matters described above. A copy of the blog post is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 26, 2026, the Company announced that it expects its second quarter 2026 and fiscal year 2026 financial results to be in-line with or above the guidance ranges previously provided by the Company in the investor supplement posted on the Company’s investor relations website on May 7, 2026.

The information in this Item 7.01 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Forward-Looking Statements

This Report on Form 8-K and Exhibit 99.1 contains forward-looking statements within the meaning of United States federal securities laws, including, among other things, our expectations regarding our leadership team and expected transitions and our future financial results as well as other future events, our business, and market opportunities. Words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plans,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements speak only as of the date of this report and are subject to risks, uncertainties, and assumptions. Further information on the risks that could affect Dropbox’s results is included in our filings with the SEC, including our Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q. Dropbox assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this report, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Blog post published by Dropbox, Inc. on May 26, 2026
104	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2026

Dropbox, Inc.
/s/ William Y. Yoon
William Y. Yoon
Chief Legal Officer